                                                                   Exhibit 10.33

                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease dated as of March 21, 2001, PROGRESS ROAD LLC, a Massachusetts limited liability company with a principal place of business at 10 Waltham Street, Wilmington, Massachusetts 01887, as Landlord ("Landlord"), and PRI AUTOMATION, a Massachusetts corporation with its principal place of business at 17 Progress Road, Billerica, Massachusetts as tenant ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant entered into that certain lease dated as of October 12, 2000, (the "Lease") of that certain Building located at 17 Progress Road, Billerica, Massachusetts, as more particularly described in the Lease (the "Premises"); and

     WHEREAS, in connection with the Landlord's construction of the Proposed Building, Tenant has INTER ALIA requested certain revisions and additions in the Proposed Building and changes to the existing Building which changes require modification to the Lease as are hereafter set forth.

     NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and the Tenant hereby agree to amend the Lease as follows:

     1. Section 1.1. of the Lease is amended by deleting the following words in subsection (a) "57,000 +/- rentable square feet of space" replacing the same with the following: "58,250 rentable square feet of space which includes 1,250 feet of space in the catwalk to be constructed in the Premises at the same time as the construction of the Proposed Building as hereinafter defined."

     2. Section 1.1 of the Lease is hereby further amended by deleting the following words in subsection (b) "61,543 +/- rentable square feet of space" and replacing the same with the following: "61,948 rentable square feet of space including 7,948 square feet of space on the mezzanine".

     3. Section 1.1 of the Lease is hereby further amended by deleting the words "118,543 rentable square feet of space" and replacing with "120,198 rentable square feet of space."

     4. Section 1.2 A is hereby amended by inserting the following paragraph between the existing second and third paragraphs thereof

          "Landlord and Tenant acknowledge and agree that as of the date hereof the Tenant has requested certain revisions to the Proposed Building to be constructed by Landlord which are in excess of the costs and the scope of the work set forth in Exhibit B to the Lease. The parties have agreed, by correspondence dated January 30, 2001, as modified by correspondence dated March 16, 2001, copies of which are attached hereto as Exhibit 1 and incorporated herein, the Landlord will include certain items denoted with the letter X under the column labeled Colrane Company in the scope of the work the

     Landlord will complete under this Lease and for the items listed with a dollar amount shown as Numbers 5 and 8 the Landlord agrees to expend up to such amount listed therein as an allowance, but not a guarantee of the total cost of such item with the Tenant agreeing to pay for the cost of any overage for such item(s). Tenant agrees that the items which have been marked with an X will be paid for by the Tenant in addition to other sums due and owing by the Tenant pursuant to the Lease. The Tenant will pay these sums either directly to the contractor completing such work or to Landlord upon presentation of an invoice therefore, but in any event prior to taking occupancy of the Proposed Building. Additionally, Landlord and Tenant agree to delete the current Exhibit B to the Lease and replace the same with Exhibit B-1 attached hereto and incorporated herein."

     5. Section 3.2B(ii) is hereby amended by deleting the words "June l, 2001" and replacing the same with "September 15, 2001".

     6. Section 3.2B(iii) is hereby deleted in its entirety and replaced with the following:

     Notwithstanding any provision of this Lease to the contrary, in the event that the Proposed Building is not substantially completed as provided in
     Section 3.2(c) hereof on or prior to the Deferred Delivery Date (as such date may be extended for reasons due to Force Majeure and/or to Tenant's Delay), then Tenant may elect to receive from Landlord as liquidated damages an abatement of Fixed Rent for the Proposed Building only (following the commencement of rental obligations pursuant to Section 4.1 hereof) equal to (a) one hundred percent (100%) of the Fixed Rent due for the Proposed Building for each day the Proposed Building is not substantially completed as provided in Section 3.2(c) hereof beyond the Deferred Delivery Date, as such date may be extended as aforesaid. The foregoing remedies shall be Tenant's sole and exclusive remedies for not having the Proposed Building not being ready for occupancy as required hereunder. For purposes hereof, the Deferred Delivery Date shall be September 15, 2001 as such date may be extended for a period equal to that of (i) any delays due to Force Majeure, (ii) the number of delay days caused by a Tenant's Delay as hereinbefore determined.

     7. Section 3.3 is hereby deleted in its entirety.

     8. Section 4.2.2 is hereby deleted in its entirety and replaced with the following:

          "4.2.2 FIXED RENT FOR THE INITIAL TERM: The Fixed Rent for the each Lease Year of the initial Term of this Lease shall be as follows:

          A.   FIXED RENT AS TO EXISTING BUILDING AND RELATED PROPERTY AREAS:

1st Lease Year:    $ 404,837.50/annual;   $ 33,736.46/mo.
2nd Lease Year:    $ 404,837.50/annual;   $ 33,736.46/mo.
3rd Lease Year:    $ 413,575.00/annual:   $ 34,464.58/mo.
4th Lease Year:    $ 413,575.00/annual:   $ 34,464.58/mo.
5th Lease Year:    $ 422,312.50/annual:   $ 35,192.71/mo.
6th Lease Year:    $ 422,312.50/annual:   $ 35,192.71/mo.
7th Lease Year:    $ 431,050.00/annual:   $ 35,920.83/mo.
8th Lease Year:    $ 431,050.00/annual:   $ 35,920.83/mo.
9th Lease Year:    $ 431,050.00/annual:   $ 35,920.83/mo.
10th Lease Year:   $ 431,050.00/annual:   $ 35,920.83/mo.

          B.   FIXED RENT AS TO PROPOSED BUILDING AND RELATED PROPERTY AREAS:

          Subject to the completion and delivery of the Proposed Building as contemplated in Section 3.2 hereof, Tenant shall pay to Landlord Fixed Rent attributable to the Proposed Building and related Property areas as follows:

1st Lease Year:    $486,291.80/annual:   $ 40,524.82/mo.
2nd Lease Year:    $486,291.80/annual:   $ 40,524.82/mo.
3rd Lease Year:    $495,584.00/annual:   $ 41,298.67/mo.
4th Lease Year:    $495,584.00/annual:   $ 41,298.67/mo.
5th Lease Year:    $504,876.20/annual:   $ 42,073.00/mo.
6th Lease Year:    $504,876.20/annual:   $ 42,073.00/mo
7th Lease Year:    $514,168.40/annual:   $ 42,847.37/mo.
8th Lease Year:    $514,168.40/annual:   $ 42,847.37/mo.
9th Lease Year:    $514,168.40/annual:   $ 42,847.37/mo.
10th Lease Year:   $514,168.40/annual:   $ 42,847.37/mo."

     9. This First Amendment to Lease may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Landlord and Tenant are not signatories to the same counterpart. Delivery of an executed counterpart of this First Amendment to Lease by telefacsimile shall be equally as effective as delivery of any original executed counterpart. Any party delivering an executed counterpart of this First Amendment to Lease by telefacsimile also shall deliver an original executed counterpart of this First Amendment to Lease, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this First Amendment to Lease. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this First Amendment to Lease to physically form one (1) document.

     10. All other terms, conditions, covenants and provisions as appear in the Lease are hereby ratified and confirmed and shall remain unchanged.

     WITNESS OUR HANDS AND SEAL AS OF THIS 21st DAY OF MARCH 2001.

TENANT:                                 LANDLORD:
PRI AUTOMATION                          PROGRESS ROAD LLC


By:                                     By:
    ---------------------------------       -----------------------------
Its:                                    Its:
     --------------------------------        ----------------------------